Exhibit 99.2

PRO-FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2012

	Cemtrex Inc.	ROB Group	Combined Proforma
Revenues
Total revenues	$12,162,046	$43,507,661	$55,669,707

Cost of revenues
Total cost of revenues	10,785,918	30,284,751	41,070,669
Gross profit	1,376,128	13,222,910	14,599,038

Operating expenses
Selling, general and administrative	683,372	12,292,200	12,975,572
Total operating expenses	683,372	12,292,200	12,975,572
Operating loss (income)	692,756	930,710	1,623,466

Other income (expenses)
Interest and financing costs	(42,075)	-	(42,075)
Interest and other income, net	-	-	-
Total other income, net	(42,075)	-	(42,075)

Loss (income) before income taxes	650,681	930,710	1,581,391
Income tax benefit/(expense), net	(2,482)	-	(2,482)
Net loss applicable to common stockholders	$648,199	$930,710	$1,578,909

Loss per common share
- basic	$0.02		$0.04
-diluted	$0.02		$0.04

Weighted average common shares outstanding
- basic	39,823,129		39,823,129
-diluted	39,823,129		39,823,129

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PRO-FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 31, 2013

	Cemtrex Inc.	ROB Group (six months ended June 30)	Combined Proforma
Revenues
Total revenues	$5,806,508	$15,987,179	$21,793,687

Cost of revenues
Total cost of revenues	4,918,864	13,242,686	18,161,550
Gross profit	887,644	2,744,493	3,632,137

Operating expenses
Selling, general and administrative	548,581	6,171,142	6,719,723
Total operating expenses	548,581	6,171,142	6,719,723
Operating loss (income)	339,063	(3,426,649)	(3,087,586)

Other income (expenses)
Interest and financing costs	(20,021)	(144,659)	(164,680)
Interest and other income, net	-	(52,969)	(52,969)
Total other income, net	(20,021)	(197,628)	(217,649)

Loss (income) before income taxes	319,042	(3,624,277)	(3,305,235)
Income tax benefit/(expense), net	(95,700)	(67)	(95,767)
Net loss applicable to common stockholders	$223,342	$(3,624,344)	$(3,401,002)

Loss per common share
- basic	$0.01		$0.01
-diluted	$0.01		$0.01

Weighted average common shares outstanding
- basic	40,599,129		40,599,129
-diluted	40,599,129		40,599,129

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PRO-FORMA COMBINED BALANCE SHEET

March 31, 2013

ASSETS	Cemtrex Inc.	ROB Group	Combined Proforma
Current Assets
Cash & Equivalents	$333,045	$-	$333,045
Accounts Receivable, Net	293,155	-	293,155
Accounts Receivable-related party	354,786	-	354,786
Inventory -net of allowance for inventory obsolescence	196,844	4,941,350	5,138,194
Prepaid Expenses & Other Assets	393,808	-	393,808
Total Current Assets	1,571,638	4,941,350	6,512,988

Property & Equipment, Net	20,466	1,201,950	1,222,416
Due From Related Parties	80,000		80,000
Goodwill	-	113,518	113,518
Other	6,270	13,355	19,625
Total Assets	$1,678,374	$6,270,173	$7,948,547

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Accounts Payable	$320,709		$320,709
Accrued Expenses	38,522		38,522
Accrued Income Taxes	-		-
Other Liabilities	-		-
Total Current Liabilities	359,231	-	359,231

Long term- Liabilities
Loan payable to Bank	-	3,133,286	3,133,286
Loan payable to Related party	476,458	3,136,887	3,613,345
Notes payable to Shareholder	-		-
Total Liabilities	835,689	6,270,173	7,105,862

Commitments & Contingencies	-	-	-

Stockholders' Equity
Preferred stock, par value $0.001, 10,000,000 shares
authorized, 1,000,000 shares issued and outhstanding	1,000		1,000
Common stock, par value $0.001, 60,000,000 shares
authorized, 40,599,129 shares issued and outstanding	40,599		40,599
Additional paid-in capital	165,730		165,730
Retained Earnings	635,356		635,356
Accumulated other comprehensive income	-		-
Total Stockholders' Equity	842,685	-	842,685

Total Liabilities & Stockholders' Equity	$1,678,374	$6,270,173	$7,948,547

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NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS (unaudited)

The pro-forma adjustments are preliminary and are based on our estimate of the fair value and useful lives of the assets acquired and have been prepared to illustrate the estimated effect of the acquisition.

In accordance with Accounting Standards Codification ("ASC") 805, Business Combinations ("ASC 805"), the total purchase consideration is allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of October 31, 2013 (the acquisition date). The purchase price was allocated based on the information currently available, and may be adjusted after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates.

The following tables summarize the components of the purchase price and the estimated fair values of the assets acquired and liabilities assumed at the acquisition date:

Loan from bank	3,133,286
Loan from related party	3,136,887
Total Purchase Price	$6,270,173

Inventories	$4,941,350
Property and Equipment	1,201,950
Goodwill	113,518
Other long-term assets	13,355
Net assets acquired	$6,270,173

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